UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2016

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On November 7, 2016, the Board of Directors (the “Board”) of SandRidge Energy, Inc. (the “Company”) approved the appointment of John P. Suter, age 56, to replace retiring Steven D. Turk as Executive Vice President and Chief Operating Officer, effective December 1, 2016.

Mr. Turk will continue to serve in his role through November 30, 2016 and as an employee of the Company through December 31, 2016. Upon separation from the Company, Mr. Turk will receive (i) a cash payment equal to twelve months of his annual base salary, (ii) accelerated vesting of 72,675 shares of restricted stock previously granted to Mr. Turk, and (iii) COBRA continuation health coverage for 2017 or a cash payment in an amount equal to the cost of such coverage. All other outstanding long-term incentive awards will terminate upon Mr. Turk’s departure. Such consideration shall be in full satisfaction of the obligations owing Mr. Turk under his employment agreement with the Company dated April 27, 2015.

Mr. Suter joined SandRidge in April 2015 as Senior Vice President of Mid-Continent Operations, bringing with him extensive experience in the exploration and production sector, including most recently serving as Vice President of the Woodford business unit at American Energy Partners, LP from November 2013. From May 2010 to September 2013, he served as Vice President of Operations for Chesapeake Energy Corporation’s Western Division, and before that, as Chesapeake’s District Manager for the Barnett Shale and Southern Oklahoma assets. Before joining Chesapeake Energy, Mr. Suter served in various operational roles at Continental Resources, Inc., Cabot Oil & Gas Corporation and Petro-Lewis Corporation. He holds a Bachelor of Science degree in Petroleum Engineering from Texas Tech University.

In connection with his appointment to Executive Vice President and Chief Operating Officer, effective December 1, 2016, the Board has approved the following compensation for Mr. Suter: (a) an annual base salary of $420,000 per year; (b) an annual incentive award target of 100% of his base salary; and (c) an award of long-term incentive compensation valued at 360% of his base salary.

The Company and Mr. Suter anticipate entering into a replacement employment agreement reflecting these compensation arrangements substantially in the form of the Form of Employment Agreement for Executive Vice Presidents and Senior Vice Presidents, which is filed as Exhibit 10.3.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC. (Registrant)

Date: November 10, 2016	By:	/s/ Philip T. Warman
Philip T. Warman Senior Vice President and General Counsel